UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 6, 2007 (January 31, 2007)

American Enterprise Development Corporation
(Exact name of registrant as specified in its charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-50526	76-0649310
(Commission File Number)	(IRS Employer Identification Number)

2544 Tarpley Rd., Suite 104
Carrollton, Texas 75006
(Address of principal executive offices including zip code)

(972) 418-0225
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers

As described in the Current Report on Form 8-K filed by American Enterprise Development Corporation (the "Company") on December 28, 2006 (the "Original Form 8-K"), the Company's Board of Directors (the "Board") approved a 2007 Stock Incentive Plan (the "2007 Plan") on November 28, 2006. The 2007 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, restricted stock units (awards of restricted stock, cash or a combination thereof), and dividend equivalent rights (collectively, the "Awards") to officers, employees, directors, and consultants of the Company. At a special meeting of the Company's shareholders held on January 31, 2007, the Company's shareholders approved the 2007 Plan.

The Board has reserved a combined 6,000,000 shares of the Company's common stock, $0.0003 par value per share, for issuance under the 2007 Plan and under the 2006 Stock Plan for Directors, Officers and Consultants that was previously adopted by the Board and later approved by the Company's shareholders. The 2007 Plan shall be administered by the Board or a committee of the Board and shall have the authority to determine the type or types of Awards granted under the 2007 Plan. The Awards may be granted either alone, in addition to, or in tandem with, any other type of Award. The Board or the appointed committee of the Board shall determine (i) the number of shares of common stock, restricted stock, or restricted stock units to be subject to each Award; (ii) the time at which each Award is to be granted; (iii) the extent to which the transferability of shares of common stock issued or transferred pursuant to any Award is restricted; (iv) the fair market value of the common stock; (v) whether to accelerate the time of exercisability of any Award that has been granted; (vi) the period or periods and extent of exercisability of the options; and (vii) the manner in which an option becomes exercisable. In addition, the Board or appointed committee of the Board shall fix such other terms of each option, restricted stock award, and restricted stock units as it may deem necessary or desirable, and shall determine the form, terms, and provisions of each agreement to evidence each Award. The 2007 Plan will terminate on November 28, 2016.

The 2007 Plan was attached to the Original Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 2, 2007, the Board adopted, subject to shareholder approval, Amended and Restated Articles of Incorporation (the "Amended and Restated Articles"), which included an increase in the total number of authorized shares of common stock to 250,000,000 shares. At a special meeting of shareholders held on January 31, 2007, the shareholders of the Company authorized and approved the Amended and Restated Articles. In addition to increasing the authorized shares of common stock to 250,000,000, the Amended and Restated Articles combine in one document the originally filed Articles of Incorporation and each of the amendments filed thereafter. The Amended and Restated Articles were filed with the Texas Secretary of State on February 5, 2007.

The foregoing is intended to be only a summary, does not purport to be a complete description of the Amended and Restated Articles approved by the Board of Directors and adopted by the Company's shareholders, and is qualified in its entirety by reference to the Amended and Restated Articles attached to this Current Report of Form 8-K as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
Exhibit 3.1	Amended and Restated Articles of Incorporation, effective February 5, 2007
Exhibit 10.1	2007 Stock Incentive Plan (incorporated by reference from the Current Report on Form 8-K filed on December 28, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION
Date: February 6, 2007	By: /s/ C.K. Williams
C.K. Williams
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit Title
Exhibit 3.1	Amended and Restated Articles of Incorporation, effective February 5, 2007
Exhibit 10.1	2007 Stock Incentive Plan (incorporated by reference from the Current Report on Form 8-K filed on December 28, 2006)

Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

ARTICLE I
 NAME

The name of the corporation is American Enterprise Development Corporation (the "Corporation").

ARTICLE II
DURATION

The Corporation's period of duration is perpetual.

ARTICLE III
PURPOSES

The purposes for which the Corporation is organized are to transact any and all lawful business for which corporations may be incorporated under, and exercise the powers granted by, the Texas Business Corporation Act, as the same exists or may hereafter be amended from time to time (the "TBCA"), within or without the State of Texas, and to do such things as may be incident to, and necessary or appropriate to effect, any and all of the purposes for which the Corporation is organized.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

A. Classes of Stock. The Corporation is authorized to issue three classes of stock, to be designated, respectively, "Common Stock" and "Class B non-voting Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares. One Hundred and Ninety Million (190,000,000) shares shall be Common Stock, par value $0.0003 per share, Two Million (2,000,000) shares shall be Class B non-voting Common Stock (par value $0.0003) and Eight Million (8,000,000) shares shall be Preferred Stock, par value $0.0006 per share.

B. Rights, Preferences and Restrictions of Preferred Stock. Without further stockholder approval, the Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the powers, preferences, rights and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The powers, preferences, rights and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Class A Cumulative Convertible Preferred Stock. See Exhibit A attached hereto and incorporated herein by reference.

ARTICLE V
INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

The Corporation shall not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars and No Cents ($1,000.00), consisting of money, labor done or property, including leased property, actually received.

ARTICLE VI
NO PREEMPTIVE RIGHTS

No shareholder shall have a preemptive right or otherwise be entitled, as a matter of right, to subscribe for, purchase or otherwise acquire additional, unissued or treasury shares of any type or class of the Corporation, or any bonds, debentures or other securities convertible into or carrying a right to subscribe to or acquire shares, but any shares or other securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it deems advisable.

ARTICLE VII
BYLAW AMENDMENTS

The board of directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

ARTICLE VIII
LIMITED DIRECTOR LIABILITY

A.     No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission (or an alleged act or omission) in a director's capacity as a director, except that this Article VIII does not eliminate or limit the liability of a director to the extent the director is found liable for: (1) a breach of a director's duty of loyalty to the Corporation or its shareholders; (2) an act or omission not in good faith which constitutes a breach of duty of the director to the Corporation, or an act or omission which involves intentional misconduct or a knowing violation of the law; (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (4) an act or omission for which the liability of a director is expressly provided for by an applicable statute; or (5) an act related to an unlawful (i) stock repurchase or redemption, (ii) distribution or (iii) share dividend.

B.     If the Texas Miscellaneous Corporation Laws Act or any other applicable law is amended or adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such law(s), as so amended or adopted. No amendment to or repeal of this Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

ARTICLE IX
INDEMNIFICATION

Each person who at any time is or was a director or officer of the Corporation, and who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding," which shall include any appeal in such a Proceeding, and any inquiry or investigation that could lead to such a Proceeding), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation to the fullest extent authorized by the TBCA, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by such person in connection with such Proceeding. The Corporation's obligations under this Article IX include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification. Expenses incurred in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted, and only in compliance with, the TBCA or any other applicable laws as may from time to time be in effect. The Corporation's obligation to indemnify or to prepay expenses under this Article IX shall arise, and all rights granted hereunder shall vest, at the time of the occurrence of the transaction or event to which such proceeding relates, or at the time that the action or conduct to which such proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such proceeding is first threatened, commenced or completed. Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of these Articles of Incorporation or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article IX, which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is taken. The rights to indemnification and prepayment of expenses which are conferred to the Corporation's directors and officers by this Article IX may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by its Board of Directors.

ARTICLE X
REGISTERED OFFICE AND AGENT

The street address of the Corporation's registered office in the State of Texas is at 2544 Tarpley Rd. Suite 104, Carrollton TX 75006. The name of its registered agent at such address is C.K. Williams.

ARTICLE XI
BOARD OF DIRECTORS

The number of directors constituting the Corporation's board of directors shall be seven. The number of directors constituting each subsequent board of directors shall be fixed by, or determined in the manner provided in, the Corporation's bylaws, except that no decrease shall have the effect of shortening the term of any incumbent director. The current directors of the corporation are:

Carey Kent Williams
William Samuel Davis
William Carmichael
William Gerald Martin, Jr.
Bob Hamlin
Robert Wilson

The directors need not be residents of the State of Texas or shareholders of the Corporation.

Dated: February 5, 2007
C.K. Williams
C.K. Williams
Chief Executive Officer and President

Exhibit "A"

UNANIMOUS CONSENT OF THE

BOARD OF DIRECTORS OF

AMERICAN ENTERPRISE DEVELOPMENT CORPORATION

The Board of Directors hereby approves the fol1owing Resolutions by Unanimous Consent.

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Amended and Restated Articles of Incorporation, the Board of Directors hereby creates a Class of the Corporation's previously authorized Preferred Stock, par value $0.0006 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

Class A Cumulative Convertible Preferred Stock:

Article I. Designation and Amount

The designation of this Class, which consists of 1.000.000 shares of Class A Preferred Stock. (the "Class A Preferred Stock") and the stated value is $0.0006 per share (the "Stated Value"). The number of shares of the Class A Preferred Stock may be decreased from time to time by a resolution or resolutions of the Board of Directors; provided however, that no such amendment shal1 reduce the number of shares of the Class A Preferred Stock to a number less than the aggregate number of shares of the Class A Preferred Stock then outstanding. Notwithstanding any other provision in this Certificate of Designation, the Corporation shall not be required to issue fractional shares of Class A Preferred Stock.

Article II. Rank

All Class A Preferred Stock shall rank (i) prior to the Corporations common stock, per value $.0003 per share (the "Common Stock"), unless the holders of Class A Preferred Stock shall otherwise consent, prior to any other class or Class of the Corporation's capital stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Article III. Dividends

A.      The holders of shares of Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefore, dividends, at a rate two times the dividend allotted to the common stock.

B.      A holder of shares of Class A Preferred Stock shall not be entitled to receive any dividends or other distributions with respect to any share of Class A Preferred Stock except as provided herein and shall have no right to receive preferred dividends (i) after conversion of such share or (ii) after any Mandatory Conversion Date with respect to such share.

Article IV. Liquidation Preference

A     If the Corporation shall commence a voluntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of substantially all of its property, or make an assignment for the benefit of its creditors, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or ofsubstantia1ly all of its property, or ordering the winding up of liquidation of its affairs, and any such decree at order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event (a "Liquidation Event"), the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than any class or Class of Preferred Stock that, in accordance with Article II, ranks senior to the Class A Preferred Stock) upon such liquidation, dissolution or winding up unless prior thereto, the holders of shares of Class A Preferred Stock shall have received the Liquidation Preference (as defined below) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Class A Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds legally available for distribution to the Class A Preferred. Stock shall be distributed ratably among such shares.

B.     After payment in full of the Liquidation Preference of $3 per share, the Class A Preferred Stock, holders of Class A Preferred Stock shall participate in any additional disposition upon Liquidation alongside the common shareholders as if their shares of Class A Preferred Stock had been converted prior to the event of liquidation

C.     Neither the consolidation, merger or other business combination of the Corporation with or into any other entity nor the sale, exchange or transfer of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Article unless such sale, exchange or transfer is in connection with a plan of liquidation, dissolution or winding up of the Corporation.

D.     For purposes hereof, the "Liquidation Preference" means, with respect to such share of Class A Preferred Stock, an amount equal $3 per share of Class A Preferred Stock.

Article V. Redemption

The Class A Preferred Stock shall have no redemption rights.

Article VI. Conversion at Option of Holders

A.     The Class A Preferred Stock shall be convertible, in whole but not in part, into fully paid and nonassessable shares of Common Stock at any time in accordance with this Article VI. The number of shares of Common Stock deliverable upon conversion of a share of Class A Preferred Stock shall be two shares of Common Stock for each one share of Class A Preferred Stock, (the "Conversion Ratio").

B.     In case the Corporation shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stocks (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Ratio in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted so that the holder of any shares of Class A Preferred Stock surrendered for conversion after such time shall be entitled to receive the aggregate number of shares of Common Stock that the holder would have owned or been entitled to receive had such shares of Class A Preferred Stock been converted immediately prior to such record date or effective date and the resulting Common Stock bad been subject to such dividend, distribution, subdivision or combination.

C.    No fractional shares of Common Stock or other securities, if any, or scrip representing fractional shares of Common Stock or other securities, if any, shall be issued upon the conversion of any share or shares of Class A Preferred Stock. If the conversion of a share or shares of Class A Preferred Stock results in a fraction of Common Stock, or other securities, such fractional shares shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of such shares.

D.     The Corporation at all times that any shares of Class A Preferred Stock are outstanding shall reserve a number of shares of authorized but unissued Common Stock sufficient to provide for the conversion of the Class A Preferred Stock. If the Corporation shall issue any securities or make any change in its capital structure that would change the number of shares of Common Stock into which each share of Class A Preferred Stock shall be convertible at the then current Conversion Ratio, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding Class A Preferred Stock.

E.     In case of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from, par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and its outstanding capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall in each such case make appropriate provision or cause appropriate provision to be made so that the holders of shares of Class A Preferred Stock then outstanding shall have the right thereafter to convert each such share of Class A Preferred Stock into the kind and amount of other securities and property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which each such share of Class A Preferred Stock might have been convened immediately prior to such reclassification, consolidation, merger, transfer or sale exchange. To the extent that as a resu1t of any such reclassification, consolidation, merger, sale, transfer or share exchange the Class A Preferred Stock becomes convertible into a new common stock of the Corporation or the common stock of any other corporation involved in a merger with the Corporation, the Corporation shall make appropriate provision or cause appropriate provision to be made so that the Conversion Ratio with respect to such new common stock shall be subject to further adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article VI. If in connection with any such reclassification, consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive alternative forms of consideration upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Class A Preferred Stock upon conversion thereof the shares of capital stock or other securities or property receivable by a holder of Common Stock who failed to make an election with respect to the form of consideration receivable in such transaction.

F.    Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in reasonable detail the basis therefor. The Corporation shall, upon the written request at any time of any bolder of Class A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Ratio at me time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property that at the time would be received upon conversion of a share of Class A Preferred Stock.

Article VII. Conversion at the Option of the Corporation

In the event (i) the Common Stock is traded on a securities exchange, over-the-counter market or other public trading system or exchange and (ii) the Common Stock issuable upon conversion of the then outstanding shares of Class A preferred Stock trades at a closing price of $5 per share or higher for any 20 out of 25 consecutive trading days, then the Company may give notice of forced conversion and 30 days from the date of notice all Class A Preferred Stock shall be automatically converted into common stock at the then existent conversion ratio. If not previously converted at the option of the holder or the Company, each share of Preferred Stock will automatically convert to Common Stock on the fifth anniversary of the Closing. The Corporation shall cause to be mailed to all holders of Class A Preferred Stock at their last address reflected on the Corporation's books and records a notice notifying such holders that the Corporation has exercised its conversion right pursuant to this Article VII (a "Conversion Notice"). The number of shares of Common Stock issuable upon conversion of the Class A Preferred Stock shall be as set forth in Article VI.

Article VIII. Voting Rights

In addition to any voting rights provided by law, the holders of shares of Class A Preferred Stock shall have the following rights:

A.     So long as the Class A Preferred Stock is outstanding, each share of Class A Preferred Stock shall entitle the holder thereof to hold two votes on all matters voted on by holders of the capital stock of the Corporation into which such share of Class A Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of the stockholders of the Corporation.

B.    The affirmative vote of the holders of a majority of the voting power represented by the outstanding shares of Class A Preferred Stock., voting separately as a single class, shall be necessary to (i) authorize, adopt or approve an amendment to the Amended and Restated Articles of Incorporation of the Corporation that would either (A) increase or decrease the aggregate number or par value of authorized shares of Class A Preferred. Stock, (B) alter or change the powers, preferences or special rights of any shares of capital stock so as to affect the shares of Class A Preferred Stock adversely or (C) increase the number of authorized shares of capital stock of the Corporation or (ii) issue any shares of capital stock of the Corporation that are senior to the Class A Preferred Stock.

(i) At each meeting of stockholders at which the holders of shares of Class A Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-third of the voting power represented by the total number of shares of Class A Preferred Stock voting separately as a single class then outstanding and entitled to vote on the matter shall constitute a quorum. At any such meeting or at any adjournment thereof;

(ii) the absence of a quorum of the holders of Class A Preferred Stock shall not prevent the election of directors, and the absence of a quorum of the holders of shares of any other class or Class of Capital stock shall not prevent the taking of any action pursuant to this Article VIII; and

(iii) in he absence of a quorum of the holders of Class A Preferred Stock, the holders of a majority of the voting power represented by such stock present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of Class A Preferred Stock from time to time and without notice other than announcement at the meeting until a quorum shall be present.

C.     Unless as Otherwise required by law, the holders of shares of Class A Preferred Stock shall have no voting rights except as set forth in this Article VIII.